UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-13255 (Commission File Number)	43-1781797 (IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri (Address of principal executive offices)	63166-6760 (Zip Code)
(314) 674-1000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     As disclosed previously, on February 28, 2008 (the “Effective Date”), Solutia Inc. (the “Company”, “Solutia” or “we”) and its fourteen U.S. subsidiaries (collectively, the “Debtors”) consummated its reorganization under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) through a series of transactions contemplated by the Debtors’ Fifth Amended Joint Plan of Reorganization (as modified), which was confirmed by the United States Bankruptcy Court for the Southern District of New York on November 29, 2007 (as modified by the confirmation order, the “Plan”), and the Plan became effective.
     On the Effective Date, the Company issued an aggregate of 60,943,360 shares of common stock, par value $0.01 per share. In accordance with the Plan, the Company entered into the following material agreements:
   1. Amended and Restated Monsanto Settlement Agreement
     In accordance with the Plan, Monsanto, the Company and SFC LLC, a Delaware limited liability company and a subsidiary of the Company (“Funding Co.”), entered into the an Amended and Restated Monsanto Settlement Agreement (the “Monsanto Settlement Agreement”), and the Company also entered into an indemnification agreement with Pharmacia Corporation (the “Pharmacia Indemnity Agreement”). Pursuant to the Plan, the Monsanto Settlement Agreement and the Pharmacia Indemnity Agreement, as between Monsanto and Solutia, Monsanto has agreed to fund post-emergence the environmental remediation obligations and related environmental liabilities at sites owned, operated or used by Pharmacia, but which Solutia never owned, operated or used, except that Solutia and Monsanto will share the environmental remediation obligations and related environmental liabilities for the Anniston, Alabama and Sauget, Illinois offsite remediation projects (excluding the Solutia Anniston and Sauget plants themselves for which Solutia will remain responsible). In addition, pursuant to the Monsanto Settlement Agreement, Monsanto has agreed, as between Solutia and itself, to assume financial responsibility for all litigation relating to property damage, personal injury, products liability or premises liability or other damages related to asbestos, PCB, dioxin, benzene, vinyl chloride and other chemicals manufactured before the Solutia Spin-off. Monsanto’s funding of the environmental remediation activities and the resulting claim against Solutia which Monsanto has asserted, inclusive of the non-qualified, unliquidated and contingent components of their claim, are being resolved through the Plan. Solutia will remain responsible for the environmental liabilities at sites that it owned or operated after its spin-off from Pharmacia on September 1, 1997.
     The foregoing description of the Monsanto Settlement Agreement and the Pharmacia Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference.
   2. Retiree Settlement Agreement and Retiree Welfare Benefit Plan
     In accordance with the Plan, the Company entered into the First Amended and Restated Retiree Settlement Agreement (the “Retiree Settlement Agreement”) with the Official Committee of Retirees. The terms of the 2008 Retiree Welfare Plan (“2008 Retiree Plan”) have been agreed upon as the result of the Retiree Settlement Agreement. The 2008 Retiree Plan provides post-retirement health and life insurance benefits to (i) those retirees, including their surviving spouses, dependent spouses and dependent children, and those employees receiving disability benefits, who worked for Pharmacia Corporation (f/k/a Monsanto) or one of its domestic subsidiaries (“Pharmacia”) and who retired, or became disabled, prior to the Company’s spin-off from Pharmacia in 1997, and whose post-employment benefit or disability liabilities were transferred to the Company as a result of such spin-off (collectively, the “Pre-Spin Retirees”); (ii) those retirees, including their surviving spouses, dependent spouses and dependent children, and those employees receiving disability benefits, who retired from the Company or became disabled after the Company’s spin-off from Pharmacia in 1997, including those retirees (and their surviving spouses, dependent spouses and dependent children) and disabled persons who worked for Pharmacia prior to the

Company’s spin-off from Pharmacia in 1997, and, thereafter worked for the Company, other than those retirees covered by a collective bargaining agreement who retired on January 1, 2003, or later (collectively, the “Post-Spin Retirees”); and (iii) any other person having a claim against the Company for “retiree benefits” as such term is defined in Section 1114(a) of the Bankruptcy Code (collectively, and, together with the Pre-Spin Retirees and the Post-Spin Retirees, the “Retirees”).
     The terms of the Retiree Settlement Agreement provide that the Company will contribute $175 million in cash and an amount equivalent to the recovery on a $35 million general, unsecured claim with a specific distribution of new employer stock (the “Retiree Shares”) to the a voluntary employees’ beneficiary association (the “ Retiree Trust”). The Retiree Trust will be comprised of two sub accounts: (a) “Sub Account 1” and (b) “Sub Account 2”. Sub Account 1 will be funded by the Company with the $175 million of cash and will be used to reimburse the Company for costs associated with providing retiree welfare benefits to Pre-Spin Retirees. Sub Account 2 will be funded with the Retiree Shares and the proceeds of the sales thereof and any dividends, and will be used to reimburse the Company for costs associated with providing retiree welfare benefits to Pre-Spin Retirees and Post-Spin Retirees subject to and in accordance with the terms of the Retiree Settlement Agreement
     The foregoing description of the Retiree Settlement Agreement and 2008 Retiree Plan does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are attached as Exhibits 10.3 and 10.4 to this report and incorporated herein by reference.
   3. Limited Liability Company Agreement of Funding Co.
     Funding Co. is a special purpose, tax-efficient, bankruptcy remote limited liability company that was established for purposes of holding, investing and distributing certain proceeds from the Creditor Rights Offering in accordance with the Monsanto Settlement Agreement. The Company is the sole member of Funding Co. Pursuant to the limited liability company agreement of Funding Co. (the “Funding Co. LLC Agreement”), Funding Co. shall be managed by a board of managers consisting of one or more managers, including an independent manager. Subject to certain limitations set forth in the Monsanto Settlement Agreement, the board of mangers and any individual manager authorized by the board of managers will have the authority to bind Funding Co. in any manner expressly permitted by and in compliance with the Monsanto Settlement Agreement. Funding Co. will be dissolved upon the earlier to occur of (a) two years after the distribution of all of Funding Co.’s assets in accordance with the Monsanto Settlement Agreement (unless the Monsanto Settlement Agreement provides a different term) and (b) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Limited Liability Company Act.
     On the Effective Date, Funding Co. was funded with $45,679,000 (the “Funding Co. Amount”) in proceeds from the Creditor Rights Offering remaining after the creation and funding of the Retiree Trust, and $29,321,000.00 for payment of Monsanto’s administrative expense claim. In accordance with the terms of the Monsanto Settlement Agreement, the Funding Co. Amount will be made available to pay for post-emergence remediation and cleanup costs in connection with the Shared Sites.
     The foregoing description of the Funding Co. LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.5 to this report and incorporated herein by reference.
   4. Backstopper Registration Rights Agreement
     In connection with the purchase of 2,812,359 shares of New Common Stock by the backstop investors in the Creditors Rights Offering, Solutia has entered into a Registration Rights Agreement with the backstop investors (the “Backstopper Registration Rights Agreement”). Pursuant to the Backstopper Registration Rights Agreement, the Company is required to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) to effect the registration of the resale of the shares of New Common Stock issued to the backstop investors. Once the registration statement has been declared effective by the Securities and Exchange Commission (the “SEC”), we must keep it effective for four years after the later of (i) the initial effective date of such registration statement and (ii) the Effective Date. In the event that the registration statement ceases to be effective, we are required to use commercially reasonable efforts to (i) cause a replacement registration statement to be filed with the SEC as promptly as practicable, (ii) have that replacement registration statement declared effective by the SEC as promptly as practicable after its filing, and (iii) cause that replacement registration statement to remain continually effective and properly supplemented and amended such that, in the aggregate, the shelf registration statement and any replacement registration statement(s) shall be kept effective for four years following the first day of effectiveness of the initial shelf registration statement.
     In addition, if the Company proposes to file certain types of registration statements under the Securities Act with respect to an offering of its equity securities at a time when the registration statement, or a replacement thereof, is not effective, then we are required to offer the backstop investors the opportunity to include all or part of their shares on such registration statement on the terms and conditions set forth in the registration rights agreement.
     The registration rights granted in the Backstopper Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter.
     The Backstopper Registration Rights Agreement contains customary indemnification and contribution provisions, as well as representations and warranties by the Company and by the backstop investors. The Company will be responsible for expenses relating to the registrations contemplated by the Backstopper Registration Rights Agreement, subject to certain limitations.
     The foregoing description of the Backstopper Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 to this report and incorporated herein by reference.
   5. Monsanto Registration Rights Agreement
     In connection with the issuance of 2,489,977 shares of New Common Stock to Monsanto, the Company entered into a Registration Rights Agreement with Monsanto (the “Monsanto Registration Rights Agreement”). Pursuant to the Monsanto Registration Rights Agreement, the Company is required to file a registration statement under the Securities Act to effect the registration of the resale of the shares of New Common Stock issued to Monsanto. The Company must use reasonable best efforts to cause such registration statement to become effective as expeditiously as possible, and to keep it effective for four years after the later of (i) the initial effective date of such registration statement and (ii) the Effective Date. In addition, if the Company proposes to file certain types of registration statements under the Securities Act with respect to an offering of its equity securities, then it will be required to offer Monsanto the opportunity to include all or part of its shares on such registration statement on the terms and conditions set forth in the registration rights agreement.
     The registration rights granted in the Monsanto Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. In addition, Monsanto’s registration rights are subject to a “most favored nation” clause, which provides, among other things, that the Company may not grant registration rights to any holder of the Company’s securities that are more favorable to such holders than the registration rights granted to Monsanto without the prior written consent of holders of a majority of the shares held by Monsanto on the Effective Date.
     The Monsanto Registration Rights Agreement contains customary indemnification and contribution provisions, as well as representations and warranties by the Company and by Monsanto. The Company will be responsible for expenses relating to the registrations contemplated by the Monsanto Registration Rights Agreement, subject to certain limitations.

     The foregoing description of the Monsanto Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.2 to this report and incorporated herein by reference.
     The information under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers — Adoption of Incentive Plans” is incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
   1. Termination of Certain Indentures
     In connection with the completion of the settlement of claims by holders of (a) the $300 million in principal amount of 7.375% Debentures due October 15, 2027 (the “2027 Notes”) and the $150 million in principal amount of 6.72% Debentures due October 15, 2037 (the “2037 Notes”), both of which were issued under that certain Indenture, dated as of October 1, 1997, by and between Solutia and The Chase Manhattan Bank, as Trustee (as amended and supplemented from time to time, the “Prepetition Indenture”), and (b) the 11.25% Senior Secured Notes due July 15, 2009 (the “Senior Secured Notes”), which were issued under that certain Indenture, dated as of July 9, 2002, by and between Solutia and The Bank of New York, as successor indenture trustee (as amended and supplemented from time to time, the “Senior Secured Notes Indenture”), the 2027 Notes, the 2037 Notes, the Senior Secured Notes, the Prepetition Indenture (including all supplemental indentures thereto) and the Senior Secured Notes Indenture (including all supplement indentures thereto) were terminated on the Effective Date.
   2. Termination of Certain Credit Facilities
     On January 16, 2004, pursuant to authorization from the Bankruptcy Court, the Company entered into a debtor-in-possession credit facility in accordance with that certain Financing Agreement, dated as of January 16, 2004, by and among the Company and Solutia Business Enterprises, Inc. as Borrowers, certain subsidiaries of the Company as Guarantors, the lenders from time to time party thereto, as Lenders, Citicorp USA, Inc., as Collateral Agent, Administrative Agent and Documentation Agent (as such agreement is amended from time to time, the “DIP Facility”). On the Effective Date, the obligations under the DIP Facility were repaid with proceeds from the new credit facilities entered into on the Effective Date (collectively, the “Exit Facility”). The DIP facility was, accordingly, terminated on the Effective Date.
     In addition, the Company also terminated the following two credit facilities on the Effective Date:
•	The Euro 200 million credit facility contemplated by that certain Facility Agreement, dated July 26, 2006, between Solutia Europe S.A./N.V., Solutia Services International S.C.A./Comm. V.A., the guarantors listed therein, Citigroup Global Markets Limited, as mandated lead arranger, the financial institutions listed therein, as the original lenders, Citibank International plc as agent for the finance parties and Citibank N.A. as security agent for the secured parties, as amended and restated on September 15, 2006; and

•	The USD 225,000,000 credit faculty contemplated by that that certain Flexsys Multicurrency Term and Revolving Facilities Agreement of 2007.
     All outstanding obligations under the foregoing credit facilities were repaid with proceeds from the Exit Facility.
   3. Termination of Benefit Plans
     In connection with the Company’s reorganization and emergence from bankruptcy, all shares of Old Common Stock were canceled pursuant to the Plan. Accordingly, upon the Effective Date, the Company’s stock incentive plans in effect prior to the Effective Date, and any and all awards granted under such plans, were terminated. Below is a list of stock incentive plans and other benefits plans that were terminated on the Effective Date:
(i)	Solutia Inc. Management Incentive Replacement Plan as amended in 1999;

(ii)	Solutia Inc. 1997 Stock-Based Incentive Plan as amended in 1999 and 2000;

(iii)	Solutia Inc. 2000 Stock-Based Incentive Plan;

(iv)	Solutia Inc. Non-Employee Director Compensation Plan, as amended in 1999, 2000, and 2001;

(v)	Solutia Inc. 2003 Non-Employee Director Compensation Plan;

(vi)	2002 Shared Success Replacement Plan; and

(vii)	2006 Solutia Annual Incentive Plan.
   4. Termination of Other Material Agreements
     In addition, pursuant to the Plan, the following agreements did not survive the Effective Date:
(i)	Distribution Agreement, dated as of September 1, 1997, by and between Monsanto and Solutia;

(ii)	Amendment to Distribution Agreement, dated as of July 1, 2002, by and among Pharmacia Corporation, Solutia and Monsanto;

(iii)	Employee Benefits Allocation Agreement, dated as of September 1, 1997, by and between Monsanto and Solutia; and

(iv)	Tax Sharing and Indemnification Agreement, dated as of September 1, 1997, by and between Monsanto and Solutia.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement — Backstopper Registration Rights Agreement” and “Item 1.01. Entry into a Material Definitive Agreement — Monsanto Registration Rights Agreement” is incorporated into this Item 3.03 by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
   1. Adoption of Incentive Plans
     On the Effective Date, the Company adopted the Annual Incentive Plan, the 2007 Management Long-Term Incentive Plan and the 2007 Non-Employee Director Stock Compensation Plan. Adoption of these plans allows the Company to provide compensation opportunities to management and directors which reflect several key objectives of the company’s overall compensation philosophy, including:
•	Providing a level and mix of pay that is market competitive;

•	Ensuring that a significant portion of total compensation is performance-based;

•	Linking a large portion of incentive compensation to longer-term performance and to shareholder returns via stock-based awards; and

•	Maximizing the tax deductibility of compensation whenever possible.
     Annual Incentive Plan
     The Company’s Annual Incentive Plan (the “AIP”) will be effective for the next five years, at which time the company’s shareholders will need to re-approve the plan or approve a new plan. The AIP provides annual incentive-based bonus opportunity that applies to almost all of the Company’s employees, including its executive officers. The AIP is administered by the Executive Compensation and Development Committee of the Company’s Board of Directors (the “ECDC”) and the ECDC will annually establish specific performance metrics and levels, along with individual incentive opportunities. Terms of the AIP are intentionally broad in order to provide the ECDC flexibility.
     The AIP is based upon a bonus pool concept. There are separate bonus pools for enterprise-level participants and business unit participants. Each participant in the AIP has a set target bonus. Target bonuses are based upon both external and internal considerations and payouts are set as a percentage of annual base salary and vary by participant level in the organization. For 2008, the ECDC established financial and operating performance metrics for the enterprise and for each business unit and a weighting for each metric, including EBITDAR (50%) and Free Cash Flow (50%). For each metric, a threshold (0.50x), target (1.0x), and maximum (3.0x) funding level is determined by the ECDC. These funding levels are referred to as funding factors. If the threshold performance level is not met with respect to any particular performance metric, there is no funding of the bonus pool with respect to that metric. The target level funding or a 1.0x funding factor is the aggregate of all target bonuses for participants in the AIP. At the end of the year, the performance of Solutia and its business units is measured against the pre-established metrics and the ECDC determines the funding factor for each bonus pool. Once the bonus pools are established, individual bonuses are determined as part of Solutia’s performance management process.
     Individual bonuses are comprised of an objective portion and a subjective portion. For 2008, forty-five percent (45%) of each bonus pool is paid out on a straight objective basis to participants in that pool based upon enterprise or business unit performance, depending on the pool. This is the objective portion of a participant’s bonus. Forty-five percent (45%) of each bonus pool is allocated to individual participants within the pool based upon individual performance versus set goals and individual performance versus peer performance. The remaining ten percent (10%) of each bonus pool is aggregated to constitute an enterprise discretionary pool which can be allocated to any participant in the AIP. Allocations from these discretionary funds constitute the discretionary portion of a participant’s bonus.
     Each participant’s target bonus is multiplied by the relevant funding factor (the same funding factor that was used to determine the size of the bonus pool from which the participant’s bonus is paid). The sum of all performance adjusted target bonuses for all participants in one of the bonus pools equals the total bonus pool. The discretionary portion of an individual’s bonus can range from zero upward, which is limited only by the total funding of the relevant bonus pool. The aggregate of all bonuses paid from each of the bonus pools can not exceed the amount of the pool, except any discretionary bonus paid to Mr. Quinn in excess of 50% of his performance adjusted target bonus will not, at the discretion of the ECDC, diminish the pool available for bonuses to other participants.
     Awards under the AIP will be paid within two and one-half months following the end of the year.
     The foregoing description of the AIP does not purport to be complete and is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.6 to this report and incorporated herein by reference.
     2007 Management Long-Term Incentive Plan
     The Company’s 2007 Management Long-Term Incentive Plan (the “Management LTIP”) reserves 7,200,000 shares of New Common Stock for issuance under the various types of equity programs offered under such plan. The Management LTIP is administered by the ECDC. The Management LTIP provides that awards under the plan may be issued as stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, other stock awards (collectively the “Equity Awards”), and cash incentive awards. Both employees and independent contractors are eligible to receive awards under the Management LTIP.
     Awards under the Management LTIP are granted pursuant to an award agreement which is a written agreement setting forth the terms and conditions applicable to an award. The ECDC has the authority to grant awards that are contingent upon the achievement of performance goals, as specifically set forth in the Management LTIP. Awards may also be subject to other terms and conditions as the ECDC shall decide in its discretion, such as vesting conditions which may require the employee to remain employed by the Company for a certain minimum period of time before an award becomes exercisable or transferable. The maximum number of shares of Common Stock with respect to which Equity Awards may be granted during any year to any person is 1,500,000 shares. The maximum value of any cash inventive award that may be granted to any participant in any 12-month period will not exceed $7,500,000.

     Awards generally may not be transferred except to members of the participant’s immediately family or a trust or partnership exclusively for the benefit of them, and incentive stock awards may only be transferred by will or the laws of descent. Unless otherwise provided in an award agreement, the Committee may provide that in the event of a change in control of the Company, the vesting or other forfeiture conditions on an award may be waived. In the event of a change in control of the Company, unexercised options may be cashed out for an amount equal to the difference between the option’s exercise price and the purchase price of the transaction constituting the change in control.
     Prior to the settlement of any award, the Company has the power and the right to deduct or require a participant to remit to the Company any amount sufficient to satisfy any of its withholding obligations. The Board of Directors of the Company generally has the power to amend the Management LTIP, provided that if such amendment materially adversely alters or impairs the rights or obligations of any particular award previously granted to a participant, the amendment will require that participant’s consent.
     The foregoing description of the Management LTIP does not purport to be complete and is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.7 to this report and incorporated herein by reference.
     2007 Non-Employee Director Stock Compensation Plan
     The Company’s 2007 Non-Employee Director Stock Compensation Plan (the “Director Plan”) reserves 250,000 shares for issuance under the various types of equity programs offered under such plan. The Director Plan is administered by the Governance Committee of the Board of Directors of the Company (the “Governance Committee”). The Director Plan provides that awards under the Director Plan may be issued as stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock awards. Members of the Board are eligible to receive awards under the Director Plan.
     Awards under the Director Plan are granted pursuant to an award agreement setting forth the terms and conditions applicable to an award. The Governance Committee has the authority to grant awards that are contingent upon the achievement of performance goals. Awards may also be subject to other terms and conditions as the Governance Committee shall decide in its discretion, such as vesting conditions which may require the director to remain on the Board for a certain minimum period of time before an award becomes exercisable or transferable.
     Awards generally may not be transferred except to members of the participant’s immediately family or a trust or partnership exclusively for the benefit of them. Unless otherwise provided in an award agreement, the Governance Committee may provide that in the event of a change in control of the Company, the vesting or other forfeiture conditions on an award may be waived. In the event of a change in control of the Company, unexercised options may be cashed out for an amount equal to the difference between the option’s exercise price and the purchase price of the transaction constituting the change in control.
     Prior to the settlement of any award, the Company has the power and the right to deduct or require a participant to remit to the Company any amount sufficient to satisfy any of its withholding obligations. The Board of the Directors of the Company generally has the power to amend the Director Plan, provided that if such amendment materially adversely alters or impairs the rights or obligations of any particular award previously granted to a participant, an amendment will require that participant’s consent.
     The foregoing description of the Director Plan does not purport to be complete and is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.8 to this report and incorporated herein by reference.

   2. New Compensation Arrangements
     Upon recommendation of the ECDC, the Board of Directors of Solutia has granted restricted shares, restricted stock units and stock options to approximately 225 executives, managers and directors, as follows:
•	An aggregate of 1,016,560 restricted shares and 176,800 restricted stock units, equal to 2% of total shares of New Common Stock outstanding, were granted. These restricted shares and restricted stock units will vest 1/3rd annually over the three year period following the date of grant.

•	An aggregate of 3,000,000 stock options, equal to 5% of total shares of New Common Stock outstanding, were granted. These options have an exercise price of $17.73. As with restricted stock, the options will vest 1/3rd annually over the three year period following the date of grant.
     The grants were effective upon the Effective Date.
     The equity awards for the Company’s Named Executive Officers and for all other participants are as follows:

		Management LTIP
		Restricted Stock	Stock Options
Name	Title	(shares)	(shares)

J. N. Quinn	Chairman, President &CEO	200,000	500,000

J. M. Sullivan	Senior VP & CFO	60,000	150,000

L. De Temmerman	Senior VP & President, PPD	40,000	100,000

J. R. Voss	Senior VP & President, Flexsys	40,000	100,000

J. P. Wright	Senior VP & President, Integrated Nylon	40,000	100,000

All Other Participants		820,000	2,050,000

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of November 19, 2007, by and among Solutia Inc. and the holders party thereto

4.2	Registration Rights Agreement, dated as of February 28, 2008, by and between Solutia Inc. and Monsanto Company

10.1	Amended and Restated Monsanto Settlement Agreement dated as of February 28, 2008 among Solutia Inc., Monsanto Company and SFC LLC

10.2	Pharmacia Indemnity Agreement, dated as of February 28, 2008, by and between Solutia Inc. and Pharmacia Corporation

10.3	First Amended and Restated Retiree Settlement Agreement dated as of July 10, 2007 among Solutia Inc. and the claimants set forth therein

10.4	2008 Retiree Welfare Plan

10.5	Limited Liability Company Agreement of SFC LLC, dated as of February 28, 2008, between SFC LLC and its sole member

Exhibit No.	Description

10.6	Solutia Inc. Annual Incentive Plan

10.7	Solutia Inc. 2007 Management Long-Term Incentive Plan (incorporated by reference to Exhibit 4(c) to Solutia’s registration statement on Form S-8 filed February 28, 2008)

10.8	Solutia Inc. 2007 Non-Employee Director Stock Compensation Plan (incorporated by reference to Exhibit 4(d) to Solutia’s registration statement on Form S-8 filed February 28, 2008)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: March 5, 2008

SOLUTIA INC.
By:	/s/Rosemary L. Klein
	Name:	Rosemary L. Klein
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

4.1	Registration Rights Agreement, dated as of November 19, 2007, by and among Solutia Inc. and the holders party thereto

4.2	Registration Rights Agreement, dated as of February 28, 2008, by and between Solutia Inc. and Monsanto Company

10.1	Amended and Restated Monsanto Settlement Agreement dated as of February 28, 2008 among Solutia Inc., Monsanto Company and SFC LLC

10.2	Pharmacia Indemnity Agreement, dated as of February 28, 2008, by and between Solutia Inc. and Pharmacia Corporation

10.3	First Amended and Restated Retiree Settlement Agreement dated as of July 10, 2007 among Solutia Inc. and the claimants set forth therein

10.4	2008 Retiree Welfare Plan

10.5	Limited Liability Company Agreement of SFC LLC, dated as of February 28, 2008, between SFC LLC and its sole member

10.6	Solutia Inc. Annual Incentive Plan

10.7	Solutia Inc. 2007 Management Long-Term Incentive Plan (incorporated by reference to Exhibit 4(c) to Solutia’s registration statement on Form S-8 filed February 28, 2008)

10.8	Solutia Inc. 2007 Non-Employee Director Stock Compensation Plan (incorporated by reference to Exhibit 4(d) to Solutia’s registration statement on Form S-8 filed February 28, 2008)